As filed with the Securities and Exchange Commission on September 7, 2011

Registration No. 333-175025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIAMOND FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2090	20-2556965
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Montgomery Street, 13th Floor

San Francisco, California 94111

(415) 445-7444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen E. Kim

Senior Vice President, General Counsel and Human Resources

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

(415) 445-7444

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Horace Nash, Esq. Douglas N. Cogen, Esq. Kee Bong Kim, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Jason Muncy, Esq. The Procter & Gamble Company One Procter & Gamble Plaza Cincinnati, Ohio 45202 (513) 983-1100	Timothy J. Melton, Esq. Jones Day 77 West Wacker Drive Chicago, Illinois 60601 (312) 782-3939

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable on or after the effective date of this registration statement after all other conditions to the consummation of the exchange offer described herein have been satisfied or waived.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)        ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Diamond Foods, Inc. (“Diamond”) is filing this Amendment No. 2 (“Amendment No. 2”) to the registration statement on Form S-4 (File No. 333-175025) (the “Registration Statement”) solely for the purpose of filing Exhibits 5.1, 8.1, 8.2, 10.2, 23.4, 23.5, 23.6, 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6. This Amendment No. 2 does not modify any provision of the prospectus constituting Part I or the other items of Part II of the Registration Statement. Accordingly, the prospectus has not been included in this Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Diamond is incorporated in Delaware. Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective. The limitations described above do not affect the ability of Diamond or its shareholders to seek non-monetary based remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty nor would such limitations limit liability under the federal securities laws.

Diamond’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages resulting from breach of fiduciary duty as directors, except for liability:

•	for any breach of the director’s duty of loyalty to Diamond or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law.

Diamond’s amended and restated bylaws provide that:

•	Diamond must indemnify its directors and executive officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	Diamond may indemnify its other employees and agents as permitted by Delaware law;

•

Diamond must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

These provisions are permitted under Delaware law.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description

2.1	Transaction Agreement, dated as of April 5, 2011 by and among The Procter & Gamble Company, The Wimble Company, Diamond Foods, Inc. and Wimbledon Acquisition LLC (incorporated by reference to Exhibit 2.1 to Diamond Foods, Inc.’s Current Report on Form 8-K filed on April 5, 2011).*

2.2	Separation Agreement, dated as of April 5, 2011 by and among The Procter & Gamble Company, The Wimble Company and Diamond Foods, Inc. (incorporated by reference to Exhibit 2.2 to Diamond Foods, Inc.’s Current Report on Form 8-K filed on April 5, 2011).*

5.1	Form of Opinion of Fenwick & West LLP as to the shares of common stock to be issued by Diamond Foods, Inc.

8.1	Form of Opinion of Fenwick & West LLP as to certain tax matters.

8.2	Form of Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters.

10.1	Form of Transition Services Agreement between The Procter & Gamble Company and Diamond Foods, Inc.***

10.2	Form of Tax Matters Agreement between The Procter & Gamble Company, The Wimble Company, Diamond Foods, Inc. and Wimbledon Acquisition LLC.

10.3	Mechelen Split Agreement, dated as of April 5, 2011, by and between The Procter & Gamble Company and Diamond Foods, Inc.**

10.4	Form of Facilities Agreement between The Procter & Gamble Company and Diamond Foods, Inc.***

23.1	Consent of Deloitte & Touche LLP (relating to Pringles).***

23.2	Consent of Deloitte & Touche LLP (relating to The Procter & Gamble Company).***

23.3	Consent of Deloitte & Touche LLP (relating to Diamond Foods, Inc.).***

23.4	Consent of Fenwick & West LLP (included in Exhibit 5.1).

23.5	Consent of Fenwick & West LLP (included in Exhibit 8.1).

23.6	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 8.2).

23.7	Consent of PricewaterhouseCoopers LLP (relating to Diamond Foods, Inc.).***

24.1	Power of Attorney.***

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Notice of Withdrawal.

99.6	Form of Letter of Introduction to Record Holders of The Procter & Gamble Company.

*	Incorporated by reference
**	To be filed by amendment.
***	Previously filed.

(c)	Reports, Opinions and Appraisals.

None.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of Diamond’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) the undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) that every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 7, 2011.

DIAMOND FOODS, INC.

By:	/s/ Michael J. Mendes
Name:	Michael J. Mendes
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed on September 7, 2011 by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Michael J. Mendes	Michael J. Mendes (Principal Executive Officer)	September 7, 2011

/s/ Steven M. Neil	Steven M. Neil (Principal Financial and Accounting Officer)	September 7, 2011

* Laurence M. Baer	Director	September 7, 2011

* Edward A. Blechschmidt	Director	September 7, 2011

* John J. Gilbert	Director	September 7, 2011

* Robert M. Lea	Director	September 7, 2011

* Michael J. Mendes	Director	September 7, 2011

* Steven M. Neil	Director	September 7, 2011

* Joseph P. Silveira	Director	September 7, 2011

* Glen C. Warren, Jr.	Director	September 7, 2011

* Richard G. Wolford	Director	September 7, 2011

* Robert J. Zollars	Director	September 7, 2011

* The undersigned does hereby sign this Registration Statement on behalf of the above-indicated director of Diamond Foods, Inc. pursuant to the power of attorney executed by such director.

By:	/s/ Steven M. Neil
Name: Steven M. Neil
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Transaction Agreement, dated as of April 5, 2011 by and among The Procter & Gamble Company, The Wimble Company, Diamond Foods, Inc. and Wimbledon Acquisition LLC (incorporated by reference to Exhibit 2.1 to Diamond Foods, Inc.’s Current Report on Form 8-K filed on April 5, 2011).*

2.2	Separation Agreement, dated as of April 5, 2011 by and among The Procter & Gamble Company, The Wimble Company and Diamond Foods, Inc. (incorporated by reference to Exhibit 2.2 to Diamond Foods, Inc.’s Current Report on Form 8-K filed on April 5, 2011).*

5.1	Form of Opinion of Fenwick & West LLP as to the shares of common stock to be issued by Diamond Foods, Inc.

8.1	Form of Opinion of Fenwick & West LLP as to certain tax matters.

8.2	Form of Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters.

10.1	Form of Transition Services Agreement between The Procter & Gamble Company and Diamond Foods, Inc.***

10.2	Form of Tax Matters Agreement between The Procter & Gamble Company, The Wimble Company, Diamond Foods, Inc. and Wimbledon Acquisition LLC.

10.3	Mechelen Split Agreement, dated as of April 5, 2011, by and between The Procter & Gamble Company and Diamond Foods, Inc.**

10.4	Form of Facilities Agreement between The Procter & Gamble Company and Diamond Foods, Inc.***

23.1	Consent of Deloitte & Touche LLP (relating to Pringles).***

23.2	Consent of Deloitte & Touche LLP (relating to The Procter & Gamble Company).***

23.3	Consent of Deloitte & Touche LLP (relating to Diamond Foods, Inc.).***

23.4	Consent of Jones Day (included in Exhibit 5.1).

23.5	Consent of Fenwick & West LLP (included in Exhibit 8.1).

23.6	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 8.2).

23.7	Consent of PricewaterhouseCoopers LLP (relating to Diamond Foods, Inc.).***

24.1	Power of Attorney.***

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.4	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5	Form of Notice of Withdrawal.

99.6	Form of Letter of Introduction to Record Holders of The Procter & Gamble Company.

*	Incorporated by reference
**	To be filed by amendment.
***	Previously filed.